UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2006

                            WELLCO ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

    NORTH CAROLINA                     1-5555            56-0769274
(State or other jurisdiction        (Commission        (IRS Employer
       of Incorporation)            File Number)     Identification No.)

150 Westwood Circle, P.O. Box 1888, Waynesville, NC        28786
     (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (828)456-3545

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communication pursuant of Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 2  Financial Information

ITEM 2.02  Results of Operations and Financial Condition

On September 28, 2006, Wellco Enterprises, Inc. issued a press release announcing the financial results for the fourth quarter and fiscal year ended July 1, 2006. A copy of Wellco Enterprises, Inc. press release is attached as
Exhibit 99(a) to this report and incorporated by reference.

The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.


Exhibit Index

99(a) Press release, dated: September 28, 2006 issued by Wellco Enterprises,
Inc.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                      WELLCO ENTERPRISES, INC., Registrant



/s/ Lee Ferguson
---------------------------
Lee Ferguson, CEO & President


Dated: October 2, 2006

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                                                                  Exhibit 99 (a)
              WELLCO ENTERPRISES, INC. ANNOUNCES OPERATING RESULTS
            FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED JULY 1, 2006


Waynesville, North Carolina, September 28, 2006--Wellco Enterprises, Inc. (AMEX-WLC) today reported net income for the fourth quarter of fiscal year 2006 (current quarter), which ended July 1, 2006 of $1,005,000 equivalent to basic earnings per share of $0.79 ($0.79 diluted), from revenues of $11,268,000. This compares to net income $780,000 equivalent to basic earnings per share of $0.62 ($0.60 diluted), from revenues of $11,226,000 in the prior year fiscal fourth quarter (prior quarter) that ended July 2, 2005.

Compared to the prior quarter, total revenues in the current quarter increased by $42,000. The Company's primary customer is the Defense Supply Center Philadelphia (DSCP), the Department of Defense (DOD) agency with which the Company contracts for the manufacture of boots used by U. S. Armed Forces personnel. In the current quarter, the Company shipped 16,000 pairs more of DOD contract boots than the prior quarter. Partially offsetting the increase in DOD shipments, the Company shipped 8,000 fewer pairs of commercial boots in the current quarter than in the prior quarter.

In the current quarter, the gross profit margin was 16% and the prior quarter gross profit margin was 14%. The gross profit margin increase is due to increased manufacturing efficiencies during the current quarter. General and administrative expenses increased $175,000 primarily due to an increase in administrative compensation, directors fees and legal expenses related to the hiring of a new Chief Executive Officer and one additional executive related to a change in management structure.

The majority of the Company's boot manufacturing operations occurs at the factory of a wholly-owned subsidiary located in Puerto Rico. The Company is participating in a Puerto Rican government program to assist manufacturers in the training of new or expanded work force under which the Company is reimbursed for part of the compensation paid to certain employees. Under this program, the Company received and recognized as revenues $193,000 in the current quarter as compared to $220,000 in the prior quarter. The Company's policy is to recognize the reimbursement in the period that it is received.

In the current quarter, the Company had an $18,000 benefit from income taxes. The majority of the current quarter's income was earned by the Company's Puerto Rico subsidiary, which is exempt from Puerto Rico income tax and is partially exempt from U. S. income taxes. Fiscal year 2006 is the last year in which this subsidiary has an exemption from U. S. income taxes. In addition, for the current quarter, the Company has reversed part of a previously recorded valuation allowance on deferred tax assets that are now likely to be realized.

For the fiscal year ended July 1, 2006 (current fiscal year), net income was $746,000, equivalent to basic earnings per share of $0.59 ($0.58 diluted), from revenues of $44,022,000. This compares with net income of $1,907,000, equivalent to basic earnings per share of $1.51 ($1.47 diluted) from revenues of $50,467,000 for the prior fiscal year ended July 2, 2005 (prior fiscal year).

In the current fiscal year, revenues decreased by $6,445,000 when compared to the prior fiscal year. The primary reason for the decrease was a 15% reduction of total pairs of boots shipped to the U.S. government. During the prior year, the Company was awarded and completed an exigency contract for 110,000 pairs of the Temperate Weather Army Combat Boot (TW). Comparing fiscal years 2006 and 2005, pairs shipped of the TW boot decreased 55,000 pairs because fiscal year 2005 included the exigency contract. Also, pairs sold of the Hot Weather boot
(HW) deceased 88,000 pairs during fiscal year 2006 when compared to the prior

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period due to DSCP reducing inventories of certain boots. However, in fiscal year 2006,DSCP increased their purchases of the Extreme Cold Weather boot by 56,000 pairs.

As mentioned above, the Company's Puerto Rico subsidiary participates in a Puerto Rico government program under which certain portions of wages paid to new employees in training are reimbursed to that subsidiary. In the current fiscal year, the Company received from the Government of Puerto Rico $598,000 under this program. This is $787,000 less than the $1,385,000 received during the prior fiscal year.

Gross profit for the current fiscal year was 8.2% of revenues as compared to gross profit of 10.4% for the prior period. This decrease in gross profit as a percentage of revenues is primarily due to a higher per unit manufacturing costs associated with lower production levels during the first three quarters of fiscal year 2006 and the decrease of $787,000 in reimbursement of wages from the Puerto Rican government mentioned above.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements throughout this report that are not historical facts are forward-looking statements. These statements are based on current expectations and beliefs, and involve numerous risks and uncertainties. Many factors could affect the Company's actual results, causing results to differ materially from those expressed in any such forward-looking information.

These factors include, but are not limited to, the receipt of contracts from the
U. S. government and the performance thereunder; the ability to control costs under fixed price contracts; the cancellation of contracts; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K for the year ended July 1, 2006. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management. Actual results may differ materially from management expectations. The Company assumes no obligation to update any forward-looking statements.


Contact:
Wellco Enterprises, Inc.
Waynesville, North Carolina
Lee Ferguson, President and Chief Executive Officer
Phone: 828-456-3545, extension 167

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================================================================================
                            WELLCO ENTERPRISES, INC.
                         CONSOLIDATED OPERATING RESULTS


        (000's omitted except for per share amounts and number of shares)
--------------------------------------------------------------------------------
                                            (unaudited)           (audited)
                                     Fiscal Quarter Ended    Fiscal Year Ended
--------------------------------------------------------------------------------
                                     July 1,      July 2,    July 1,    July 2,
                                        2006         2005       2006       2005
--------------------------------------------------------------------------------
Revenues                             $11,268      $11,226    $44,022    $50,467
--------------------------------------------------------------------------------
Operating Income                       1,044        1,016      1,080      2,653
--------------------------------------------------------------------------------
Net Interest Expense                      57           50        264        253
--------------------------------------------------------------------------------
Income Before Income Taxes               987          966        816      2,400
--------------------------------------------------------------------------------
(Benefit) Provision for
Income Taxes                             (18)         186         70        493
--------------------------------------------------------------------------------
Net Income                             1,005          780        746      1,907
--------------------------------------------------------------------------------
Basic Earnings Per Share                0.79         0.62       0.59       1.51
--------------------------------------------------------------------------------
Diluted Earnings Per Share             $0.79        $0.60      $0.58      $1.47
--------------------------------------------------------------------------------
Weighted Average Number of Common
Shares Outstanding:
--------------------------------------------------------------------------------
  For Basic Earnings Per Share     1,270,746    1,270,746  1,270,746  1,263,938
--------------------------------------------------------------------------------
  For Diluted Earnings Per Share   1,278,537    1,297,403  1,277,604  1,298,300
--------------------------------------------------------------------------------

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